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IDS Life of New York Employee Benefit Annuity
Registration No. 33-52567/811-3500

EXHIBIT INDEX

Exhibit 10:       Consent of Independent Auditors.

Exhibit 11:       Financial Statement Schedules and Report of
                  Independent Auditors.

Exhibit 14:       Financial Data Schedules.

Exhibit 15: Power of attorney to sign Amendments to this Registration Statement, dated March 26, 1997.